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                                                                    EXHIBIT 1



             DIRECTORS AND EXECUTIVE OFFICERS OF PARENT AND OFFEROR

Executive Officers of Sabre Holding Corporation ("Parent"):

The principal business address of each executive officer of Parent is 4255 Amon Carter Boulevard, Fort Worth, Texas 76155. All executive officers of Parent are citizens of the United States.

     Name                  Present Principal Occupation
     ----                  ----------------------------
William J. Hannigan        Director, President and Chief Executive Officer
                           of Parent since December 1999.

Jeffery M. Jackson         Executive Vice President, Chief Financial Officer
                           and Treasurer since August 1998.

Eric J. Speck              Executive Vice President--Marketing & Sales
                           since May 1999.

David Schwarte             General Counsel and Executive Vice President


Directors of Parent:
--------------------

All directors of Parent are citizens of the United States.

     Name                   Present Principal Occupation
     ----                   ----------------------------

Edward A. Brennan           Retired Chairman, President and Chief Executive
400 Michigan Ave.           Officer, Sears, Roebuck and Co.,
Suite 400                   Chicago, Illinois
Chicago, IL 60611

Mary Alice Taylor           Independent Executive
PO Box 1499
Fairhope, AL 36533

Paul C. Ely, Jr.            Independent Executive
3 Alexis Court
Menlo Park, CA 94025

Glenn W. Marschel, Jr.      NetNumber.com



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650 Suffolk St
Suite 307
Lowell, MA 01854

William J. Hannigan         (see description above)

Bob L. Martin               Retired President and Chief Executive
19 Brixham                  Officer, Wal-Mart International, Inc.
Rogerss, AR 72758

Richard L. Thomas           Retired Chairman of First Chicago NBD Corporation
Bank One Plaza
Mail code ILI-0518
Chicago, IL 60670

Executive Officers of GetThere Acquisition Corp. ("Offeror"):
-------------------------------------------------------------

The principal business address of each executive officer of Offeror is 4255 Amon Carter Boulevard, Fort Worth, Texas 76155. All executive officers of Offeror are citizens of the United States.

Name                       Present Principal Occupation
----                       ----------------------------

Thomas Klein               President-Emerging Business of Parent

(President)

Scott W. Smith             Senior Vice President and General Manager of Parent

(Vice President)

James E. Murphy            Senior Vice President - Corporate Development and
                           Treasurer of Parent
(Treasurer)

James F. Brashear          Deputy General Counsel and Corporate Secretary
                           of Parent
(Corporate Secretary)


Directors of Offeror:
---------------------

The principal business address of each director of Offeror is 4255 Amon Carter Boulevard, Fort Worth, Texas 76155. All directors of Offeror are citizens of the United States.

                                      -2-
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Name                        Present Principal Occupation
----                        ----------------------------

William J. Hannigan         (see description above)

Jeffery M. Jackson          (see description above)

Eric J. Speck               (see description above)








                                      -3-